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                                                                     EXHIBIT 5.1



                                                                   April 1, 1997


American Stores Company
709 East South Temple
Salt Lake City, UT 84102

   Ladies and Gentlemen:

     In connection with the registration of 17,719,096 shares of common stock, par value $1.00 per share (the "Shares"), of American Stores Company, a Delaware
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corporation (the "Company"), under the Securities Act of 1933, as amended, on
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Form S-3 filed with the Securities and Exchange Commission (the "Commission") on
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March 4, 1997 (File No. 333-22701), as amended by Amendment No. 1 filed on March
10, 1997 and Amendment No. 2 filed on April 1, 1997 (as so amended, the "Registration Statement"), you have requested our opinion with respect to the
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following matters.


     Of the Shares being registered, (i) 15,407,910 Shares are presently issued and outstanding (the "Outstanding Shares") and are being sold by certain
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stockholders named in the Registration Statement (the "Selling Stockholders")
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and (ii) 2,311,186 Shares will be subject to an option to be granted by the
Company to the underwriters named in the Registration Statement to cover over-allotments (the "Option Shares") pursuant to underwriting agreements in the
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form attached as exhibits to the Registration Statement (the "Underwriting
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Agreements").
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     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, records and papers as we have deemed necessary or appropriate for purposes of this opinion. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company or its officers, the Selling Stockholders and governmental authorities and upon such other documents and data that we have deemed appropriate and, for purposes of this opinion, have assumed that the certificates and other documents to be furnished in connection with the closing of the sale of the Shares will be delivered in the manner presently proposed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
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American Stores Company
April 1, 1997
Page 2


     We are not members of the Bar of any jurisdiction other than the State of New York, and, with your consent, we are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

     Based on such examination and review, and subject to the foregoing, we are of opinion that:

     1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     2. The Option Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreements, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectuses that are a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,